UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report (Date of earliest event reported): August 2, 2004

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 St. James Place, Suite 550 Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

John D. Held, Senior Vice President, General Counsel and Secretary of Omega Protein Corporation (the “Company”), has entered into a pre-arranged stock trading plan intended to qualify under Rule 10b5-1 of the Securities and Exchange Act of 1934 to sell up to 325,000 shares of Company common stock over time.

The stock trading plan has been approved under the Company’s internal securities trading policy. Rule 10b5-1 plans permit individuals who are not in possession of material non-public information to establish pre-arranged plans to buy or sell Company stock. These plans can minimize the market effect of insider purchases or sales by spreading these purchases or sales over a more extended period than the limited trading “windows” designated by the Company’s internal securities trading policy.

Under this plan, a broker not affiliated with the Company may, over a period of time ending on July 31, 2006, sell up to 325,000 shares of Company common stock held by Mr. Held at various designated prices ranging upwards from $8.00 per share.

The shares to be sold pursuant to the plan relate to shares to be acquired upon the exercise of stock options under the Company’s 2000 Long-Term Incentive Plan. The maximum number of shares that may be sold under the plan represents 52% of Mr. Held’s combined current holdings of the Company’s common stock and options to purchase Company common stock.

Specific sales transactions under the plan will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

a. Financial Statements of Businesses Acquired.

None.

b. Pro Forma Financial Information

None.

c. Exhibits

10.1 Rule 10b5-1 Plan entered into by John D. Held

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: August 2, 2004.	/s/ Robert W. Stockton
Robert W. Stockton
Executive Vice President and Chief Financial Officer